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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE

$43,000,000.00                                                      May 17, 2000

                  FOR VALUE RECEIVED, the undersigned, POLARIS CENTER, LLC, a Delaware limited liability company ("Maker"), whose address is c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215, promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association ("Payee"), at the office of Payee at One First Union Center, DC6, 301 South College Street, Charlotte, North Carolina 28288-0166, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of FORTY-THREE MILLION and 00/100 DOLLARS ($43,000,000.00) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the Applicable Interest Rate (as hereinafter defined), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                         ARTICLE 1 TERMS AND CONDITIONS

         1.01 Computation of Interest. Interest shall be computed hereunder based on a 360-day year and paid for on the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day) through and including the day on which funds are credited pursuant to Section
1.02 hereof.

         1.02 Payment of Principal and Interest. Payments in federal funds immediately available in the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments may, at the option of Payee, not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Payee is open for business. A payment of interest only shall be due and payable on the date hereof with respect to the interest accrual period from the date hereof through and including the last day of this calendar month. Thereafter principal and interest shall be payable in equal consecutive monthly installments of $321,534.42 each (the "Monthly Payment Amount"), beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month) (the "First Payment Date"), and continuing on the first day of each and every month thereafter (each, a "Payment Date") through and including June 1, 2030 (the "Maturity Date"), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

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         1.03     Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal.

         1.04     Prepayment; Defeasance

                  (a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time. In the event that Maker wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined), Maker's sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.04(d) hereof. This Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring within three (3) months prior to the Anticipated Repayment Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on a Payment Date occurring after the three (3) months prior to the Anticipated Repayment Date, the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Applicable Interest Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Applicable Interest Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Anticipated Repayment Date of this Note as though such prepayment had not occurred. In addition, on the Anticipated Repayment Date or on any Payment Date thereafter, the Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay this Note in whole or in part, in $100,000.00 increments only, without premium or penalty, provided, that if, upon any such permitted prepayment the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to thirty (30) days' interest computed at the Applicable Interest Rate on the outstanding principal balance of this Note so prepaid.

                  (b) Partial prepayments of this Note shall not be permitted, except for partial prepayments resulting from Payee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be

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applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.02 above. Except as otherwise expressly provided in
Section 1.04(a) and this Section 1.04(b), the prepayment fees provided in the immediate following paragraph shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this
Note is paid prior to the Anticipated Repayment Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Anticipated Repayment Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

                  (c) If, prior to the third (3rd) anniversary of the First Payment Date (the "Lockout Expiration Date"), the indebtedness evidenced by this Note shall have been declared due and payable by Payee pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Maker, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Applicable Interest Rate from the date of such acceleration to the Lock-out Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lockout Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the Lockout Expiration Date, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Anticipated Repayment Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Anticipated Repayment Date. The term "Payment Differential" shall mean an amount equal to (i) the Applicable Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the yield on the primary issue U.S. Treasury with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the

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amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

                  (d)      (i)      At any time after the later of (x) the
Lockout Expiration Date, and (y) the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of the "real estate mortgage investment conduit," within the meaning of
Section 860D of the Code, that holds this Note provided no Event of Default has occurred hereunder or under any of the other Loan Documents, Payee shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a "Defeasance") upon the satisfaction of the following conditions:

                           (A) Maker shall give not more than ninety (90) days or less than sixty (60) days prior written notice to Payee specifying the date Maker intends for the Defeasance to be consummated (the "Release Date"), which date shall be a Payment Date.

                           (B) All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

                           (C) Maker shall deliver to Payee on or prior to the Release Date:

                                    (1)      a sum of money in immediately
                                             available funds (the "Defeasance
                                             Deposit") equal to the outstanding
                                             principal balance of this Note plus
                                             an amount, if any, which together
                                             with the outstanding principal
                                             balance of this Note, shall be
                                             sufficient to enable Payee to
                                             purchase, through means and sources
                                             customarily employed and available
                                             to Payee, for the account of Maker,
                                             direct, non-callable obligations of
                                             the United States of America that
                                             provide for payments prior, but as
                                             close as possible, to all
                                             successive monthly Payment Dates
                                             occurring after the Release Date
                                             and to the Anticipated Repayment
                                             Date, with each such payment being
                                             equal to or greater than the amount
                                             of the corresponding installment of
                                             principal and/or interest required
                                             to be paid under this Note
                                             (including, but not limited to, all
                                             amounts due on the Anticipated
                                             Repayment Date) for the balance of
                                             the term hereof ("the "Defeasance
                                             Collateral"), each of which shall
                                             be duly endorsed by the holder
                                             thereof as directed by Payee or
                                             accompanied by a

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                                             written instrument of transfer in
                                             form and substance satisfactory to
                                             Payee in its sole discretion
                                             (including, without limitation,
                                             such instruments as may be required
                                             by the depository institution
                                             holding such securities or the
                                             issuer thereof, as the case may be,
                                             to effectuate book-entry transfers
                                             and pledges through the book-entry
                                             facilities of such institution) in
                                             order to perfect upon the delivery
                                             of the Defeasance Security
                                             Agreement (as hereinafter defined)
                                             the first priority security
                                             interest in the Defeasance
                                             Collateral in favor of Payee in
                                             conformity with all applicable
                                             state and federal laws governing
                                             granting of such security
                                             interests.

                                    (2)      A pledge and security agreement, in
                                             form and substance satisfactory to
                                             Payee in its sole discretion,
                                             creating a first priority security
                                             interest in favor of Payee in the
                                             Defeasance Collateral (the
                                             "Defeasance Security Agreement"),
                                             which shall provide, among other
                                             things, that any excess received by
                                             Payee from the Defeasance
                                             Collateral over the amounts payable
                                             by Maker hereunder shall be
                                             refunded to Maker promptly after
                                             each monthly Payment Date.

                                    (3)      A certificate of Maker certifying
                                             that all of the requirements set
                                             forth in this subsection 1.04(d)(i)
                                             have been satisfied.

                                    (4)      An opinion of counsel for Maker in
                                             form and substance and delivered by
                                             counsel satisfactory to Payee in
                                             its reasonable discretion stating,
                                             among other things, that (x) Payee
                                             has a perfected first priority
                                             security interest in the Defeasance
                                             Collateral and that the Defeasance
                                             Security Agreement is enforceable
                                             against Maker in accordance with
                                             its terms, (y) that any REMIC Trust
                                             formed pursuant to a securitization
                                             will not fail to maintain its
                                             status as a "real estate mortgage
                                             investment conduit" within the
                                             meaning of Section 860D of the Code
                                             as a result of such defeasance.

                                    (5)      Maker shall deliver evidence in
                                             writing from the applicable rating
                                             agencies to the effect that the
                                             collateral substitution will not
                                             result in a downgrading, withdrawal
                                             or qualification of the respective
                                             ratings in effect immediately prior
                                             to such defeasance event for any
                                             securities issued in connection
                                             with the securitization which are
                                             then outstanding.

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                                    (6)      A certificate from a firm of
                                             independent public accountants
                                             acceptable to Payee certifying that
                                             the Defeasance Collateral is
                                             sufficient to satisfy the
                                             provisions of subparagraph (1)
                                             above.

                                    (7)      Such other certificates, documents
                                             or instruments as Payee may
                                             reasonably require.

                                    (8)      Payment of all fees, costs,
                                             expenses and charges incurred by
                                             Payee in connection with the
                                             Defeasance of the Security Property
                                             and the purchase of the Defeasance
                                             Collateral, including, without
                                             limitation, legal fees and all
                                             costs and expenses incurred by
                                             Payee or its agents in connection
                                             with release of the Security
                                             Property, review of the proposed
                                             Defeasance Collateral and
                                             preparation of the Defeasance
                                             Security Agreement and related
                                             documentation, any revenue,
                                             documentary, stamp, intangible or
                                             other taxes, charges or fees due in
                                             connection with transfer of the
                                             Note, assumption of the Note, or
                                             substitution of collateral for the
                                             Security Property. Without limiting
                                             Maker's obligations with respect
                                             thereto, Payee shall be entitled to
                                             deduct all such fees, costs,
                                             expenses and charges from the
                                             Defeasance Deposit to the extent of
                                             any excess of the Defeasance
                                             Deposit.

                           (D) In connection with the Defeasance Deposit, Maker hereby authorizes and directs Payee using the means and sources customarily employed and available to Payee to use the Defeasance Deposit to purchase for the account of Maker the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Payee to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Maker is obligated to pay under this Section
                  1.04 shall be refunded to Maker.

                  (ii) Upon compliance with the requirements of subsection 1.04(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

                  (iii) Upon the release of the Security Property in accordance with this Section 1.04(d), Maker shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created entity which complies with the terms of Section 1.33 of the Security Instrument designated by Maker and approved by Payee in its sole

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discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (x) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its reasonable discretion stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents other than the Hazardous Substances Indemnity Agreement (as hereinafter defined) and under the Defeasance Security Agreement.

         1.05 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain Open-End Mortgage and Security Agreement (the "Security Instrument") from Maker to Payee, dated as of the date hereof, concerning property located in Delaware County, Ohio. The Security Instrument together with this Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference.

         1.06     Cash Management.

                  (a) During any Sweep Period (as defined in the Cash Management Agreement of even date herewith among Maker, Payee and Glimcher Properties Limited Partnership (the "Cash Management Agreement")), Maker shall cause all Rents and Profits (as defined in the Security Instrument) to be deposited in the Clearing Account (as defined in the Cash Management Agreement). Commencing on the first day of each Collection Period (as defined in the Cash Management Agreement), all Rents and Profits deposited in the Cash Collateral Account (as defined in the Cash Management Agreement) shall be allocated in the following order of priority:

                  (i) First, to fund the Impound Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the amount required to be deposited in the Impound Account on the related Payment Date in accordance with the terms and conditions of the Security Instrument;

                  (ii) Second, to fund the Monthly Debt Service Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the Monthly Payment Amount;

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                  (iii)    Third, to fund the Monthly Debt Service Subaccount
                           with any other amounts due to the Payee under the Loan Documents not otherwise addressed by this section;

                  (iv) Fourth, to fund the Replacement Reserve Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the amount required to be deposited in the Replacement Reserve (as defined in the Security Instrument) on the related Payment Date in accordance with the terms and conditions of the Security Instrument;

                  (v) Lastly, to pay to the Maker any Rents and Profits remaining after making the foregoing payments.

                  Nothing in this Section 1.06 shall limit, reduce or otherwise affect Maker's obligations to make the scheduled monthly payments due on each Payment Date, payments to the Impound Account and the Replacement Reserve due hereunder and under the other Loan Documents, whether or not Rents and Profits are available to make such payments.

                  (b) For each fiscal year commencing with the fiscal year in which the Anticipated Repayment Date occurs, the Maker shall submit to the Payee for the Payee's written approval an Annual Budget not later than sixty
(60) days prior to the commencement of such fiscal year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Security Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

         1.07 In the event that the Maker does not pay the Debt in full prior to the Anticipated Repayment Date, the provisions of paragraph 1.06 as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply:

                  (a) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Extended Term Rate.

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Interest accrued at the Extended Term Rate and not paid pursuant to this paragraph 1.07 shall be deferred and added to the Debt and shall earn interest at the Extended Term Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "ACCRUED INTEREST"). All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

                  (b) All Rents and Profits deposited in the Cash Collateral Account during each Collection Period shall be allocated to in the following order of priority, in each case to the extent sufficient funds remain therefor:

                  (i) First, to fund the Impound Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Impound Account on the related Payment Date in accordance with the terms and conditions of the Security Instrument;

                  (ii) Second, to fund the Monthly Debt Service Subaccount until the amount on deposit therein is equal to the Monthly Payment Amount (to be applied first to the payment of interest computed at the Initial Term Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this Note);

                  (iii) Third, to fund the Monthly Debt Service Subaccount with any other amounts due to the Payee under the Loan Documents not otherwise addressed by this paragraph;

                  (iv) Fourth, to fund the Replacement Reserve Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Replacement Reserve on the related Payment Date in accordance with the terms and conditions of the Security Instrument;

                  (v) Fifth, to fund the Operating Expense Subaccount (as established pursuant to the Cash Management Agreement) until the amount on deposit therein is equal to the Cash Expenses, other than management fees payable to affiliates of Maker, for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

                  (vi) Sixth, to fund the Operating Expense Subaccount with any Net Capital Expenditures for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

                  (vii) Seventh, to fund the Operating Expense Subaccount with any Extraordinary Expenses approved by Payee for the month in which such Collection Period ends, if any;

                  (viii) Eighth, to fund the Monthly Debt Service Subaccount with any amount equal to the remaining principal balance of the Note, to be applied against

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                           the outstanding principal due under this Note until
                           such principal amount is paid in full;

                  (ix) Ninth, to fund the Monthly Debt Service Subaccount with any amount equal to any Accrued Interest, to be applied against the outstanding amount thereof until all such Accrued Interest has been repaid;

                  (x)      Lastly, to pay to the Maker any excess amounts.

                  (c) In the event that the Maker must incur an Extraordinary Expense, then the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's approval, which approval may be granted or denied in the Payee's reasonable discretion.

                  (d) Nothing in this Section 1.07 shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment Amount, payments to the Impound Account, and the Replacement Reserve due hereunder and under the other Loan Documents, whether or not Rents and Profits are available to make such payments.

                                ARTICLE 2 DEFAULT

         2.01 Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within seven (7) days of the date such payment is due (except that no grace or notice period is provided for the payment of principal and interest due on the Maturity Date), or should any other "Event of Default" or any default not cured within any applicable grace or notice period occur under any other Loan Document, then an event of default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

         2.02 Late Charges and Default Interest Rate. In the event that any payment is not received by Payee on the date when due (subject to the applicable grace period), then in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from the date of default at a rate per annum equal to the lesser of (a) four percent (4.0%) in excess of the Applicable Interest Rate, or (b) the maximum rate of interest, if any, which may be charged or collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable. Maker acknowledges

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that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty.

         2.03 Cumulative Remedies. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Payee's discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

         2.04 Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

                                    a.       Maker shall be liable upon the
                           indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "Security Property");

                                    b.       if an Event of Default occurs, any
                           judicial or other proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

                                    c.       in the event of a foreclosure of
                           such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action to the extent of any loss, damage, cost, expense, liability, claim, demand other obligation incurred by Payee (including attorneys fees and costs incurred) arising out of or in connection with the following: (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or any event which, with notice or the passage of time, or both, would constitute an Event of Default hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee,
                           (vi) for waste committed on the Security Property by, or damage to the Security Property as a result of the intentional misconduct or gross negligence of, Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such persons, or any removal of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments, (viii) for all obligations and indemnities of Maker under the Loan Documents relating to hazardous or toxic substances or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, (ix) any amounts due and payable to: (1) Best Buy Stores, L.P. ("BEST BUY") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and Best Buy dated March, 1999, pursuant to Section 30 of the Best Buy Lease, (2) The TJX

                           Companies, Inc. ("TJX") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and TJX dated April 29, 1998 (the "TJX LEASE") pursuant to Section
                           4.8 of the TJX Lease, (3) Thomas and King, Inc. d/b/a Applebee's Neighborhood Grill & Bar ("TK") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and TK dated August 17, 1999 (the "TK LEASE") pursuant to Section 3.04 of the TK Lease,
                           (4) Captec Ster Ohio L.L.C. d/b/a Jared The Gallery of Jewelry ("CSO") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and CSO dated May 21, 1999 (the "CSO LEASE") pursuant to Section 3.04 of the CSO Lease, (5) Polaris Linens `N Things, Inc. ("PLT") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and PLT dated June 9, 1998 (the "PLT LEASE") pursuant to Section 8.01 or
                           Section 17.01 of the PLT Lease, or (6) Cost Plus, Inc. ("COST PLUS") from Borrower in connection with the termination by Borrower of that certain lease agreement by and between Borrower and Cost Plus dated September 25, 1998 (the "COST PLUS LEASE") pursuant to Section 9.2 of the Cost Plus Lease, and any other amounts due and payable to any of the other tenants at the Property in connection with the termination by Borrower of a lease agreement and (x) for fraud or material misrepresentation or failure to disclose a material fact by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, any principal, officer, general partner or member of Maker, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof. Nothing contained in this section shall (A) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (B) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (C) release, relieve, reduce, waive, limit or impair in any way whatsoever, any obligation of any party to the Indemnity and Guaranty Agreement and Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note.

                  Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, (A) Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this

Note, the Security Instrument and the other Loan Documents and (B) indebtedness evidenced by this Note shall be fully recourse to Maker in the event that: (i) Maker fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, the Security Instrument;
(ii) Maker fails to obtain Payee's prior written consent to any subordinate financing or other voluntary lien encumbering the Security Instrument; (iv) Maker fails to obtain Payee's prior written consent to any assignment, transfer, or conveyance of the Security Property or any interest therein as required by the Security Instrument or (v) a receiver, liquidator or trustee of Maker or of any guarantor or indemnitor shall be appointed or if Maker or any guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Maker or any guarantor or indemnitor or if any proceeding for the dissolution or liquidation of Maker or of any guarantor or indemnitor shall be instituted by Maker or any guarantor or indemnitor.

                          ARTICLE 3 GENERAL CONDITIONS

         3.01 No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         3.02 Waivers. Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

         3.03 Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Payee be paid over to Maker, and not to the payment of Interest. All Interest (including, but not limited to, any amounts or payments deemed to be Interest) paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section
3.03 will control all agreements between Maker and Payee.

         3.04 Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

         3.05 Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

         3.06 Waiver of Jury Trial. MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         3.07 Secondary Market. Payee may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Payee may retain or assign responsibility for servicing the loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Payee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

         3.08 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State of Ohio. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

         3.09     Definitions.

                  As used in this Note:

                  (a) The term "ANNUAL BUDGET" shall mean an annual budget submitted by Maker to Payee in accordance with the terms of Section 1.06(b) herein.

                  (b) The term "ANTICIPATED REPAYMENT DATE" shall mean June 1, 2010.

                  (c) The term "APPLICABLE INTEREST RATE" shall mean from (a) the date of this Note through but not including the Anticipated Repayment Date, the Initial Term Interest Rate, and (b) from and after the Anticipated Repayment Date through and including the date this Note is paid in full, the Extended Term Rate.

                  (d) The term "APPROVED ANNUAL BUDGET" shall mean each Annual Budget approved by Payee in accordance with terms herein.

                  (e) The term "CAPITAL EXPENDITURES" shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

                  (f) The term "CASH EXPENSES" shall mean for any period, the operating expenses for the Security Property (as hereinafter defined) as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker minus payments into the Impound Account (as defined in the Security Instrument), the Replacement Reserve (as defined in the Security Instrument) and the Leasing Reserve (as defined in the Security Instrument).

                  (g) The term "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement dated as of May, __ 2000 by and among Payee, Maker and Glimcher Properties Limited Partnership.

                  (h) The term "DEBT" shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents

                  (i) The term "EXTENDED TERM RATE" shall mean a rate per annum equal to (1) the greater of (i) the Initial Term Interest Rate plus five (5) percentage points or (ii) the Treasury Rate plus five (5) percentage points or
(2) for so long as the Note is an asset of the trust, partnership, corporation or other entity formed in connection with a Secondary Market Transaction (as defined in the Security Instrument) pursuant to which securities rated by any rating agency have been issued, the Initial Term Interest Rate plus two (2) percentage points.

                  (j) The term "EXTRAORDINARY EXPENSE" shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Replacement Reserve.

                  (k) The term "INITIAL TERM INTEREST RATE" shall mean a rate of Eight and TWENTY Hundredths percent (8.20%) per annum.

                  (l) The term "NET CAPITAL EXPENDITURES" shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

                  (m) The term "TREASURY RATE" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Anticipated Repayment Date to the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

Maker's Tax Identification No.:

31-1581365

                  IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first above written.

                                      POLARIS CENTER, LLC,
                                      a Delaware limited liability company

                                      By:  Glimcher PTC, Inc.,
                                           a Delaware corporation,
                                           its managing member

                                           By:   _______________________________
                                                 Name:  William G. Cornely
                                                 Title: Executive Vice President
                                                        Chief Operating Officer/
                                                        Chief Financial Officer

Signed and acknowledged
in the presence of:

_______________________
Signature

_______________________
Print name

_______________________
Signature

_______________________
Print name

STATE OF OHIO,

COUNTY OF FRANKLIN, SS:

         On this ____ day of May, 2000, before me, a notary public in and for said County and State, personally appeared William G. Cornely, named in the foregoing instrument as the Executive Vice President and Chief Operating Officer/Chief Financial Officer of Glimcher PTC, Inc., a Delaware corporation, the managing member of Polaris Center, LLC named as "Borrower" in the foregoing instrument, who, being first duly sworn, acknowledged to me that he signed the foregoing instrument on behalf of the managing member of Borrower, being duly authorized, and that the same was the free act and deed of Borrower and his free act and deed.

                  WITNESS my hand and official seal.

                                             _______________________
                                             Notary Public